DATE: March 1, 2022
XENIA HOTELS & RESORTS REPORTS FOURTH QUARTER
AND FULL YEAR 2021 RESULTS
Orlando, FL – March 1, 2022 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter ended December 31, 2021.
Fourth Quarter 2021 Highlights
•Net Loss: Net loss attributable to common stockholders was $22.9 million, or $0.20 per share.
•Adjusted EBITDAre: $48.9 million
•Adjusted FFO per Diluted Share: $0.25
•Same-Property RevPAR: $136.01, a decrease of 17.5% versus the fourth quarter of 2019, as a result of occupancy of 56.4% and ADR of $241.11.
•Same-Property Hotel EBITDA: $54.1 million, a decline of 17.5% versus the fourth quarter of 2019.
•Same-Property Hotel EBITDA Margin: 27.2%, an increase of 32 basis points versus the fourth quarter of 2019.
•Transaction Activity: In November, the Company sold the 352-room Marriott Charleston Town Center in Charleston, WV for $5 million and entered into an agreement to sell the 191-room Kimpton Hotel Monaco Chicago for $36 million. The hotel was sold in January 2022.
Full Year 2021 Highlights
•Net Loss: Net loss attributable to common stockholders was $143.5 million, or $1.26 per share.

•Adjusted EBITDAre: $108.1 million
•Adjusted FFO per Diluted Share: $0.28
•Same-Property RevPAR: $110.80, a decrease of 36.3% versus 2019, as a result of occupancy of 49.7% and ADR of $222.94.
•Same-Property Hotel EBITDA: $130.3 million, a decline of 52.3% versus 2019.
•Same-Property Hotel EBITDA Margin: 21.7%, a decline of 604 basis points versus 2019.
•Transaction Activity: In November, the Company sold the 352-room Marriott Charleston Town Center in Charleston, WV for $5 million and entered into an agreement to sell the 191-room Kimpton Hotel Monaco Chicago for $36 million. The hotel was sold in January 2022.

•Balance Sheet Improvements: In May, the Company issued $500 million of 4.875% senior secured notes maturing in June 2029. Proceeds from the offering were used to repay the Company's $150 million term loan, all amounts outstanding under the revolving credit facility, and the mortgage loan at Kimpton Hotel Palomar Philadelphia. Also in May, the Company entered into further amendments to its revolving credit facility and term loan which extended the covenant waiver period through the first quarter of 2022, with relaxed covenants through mid-2023.

“Our portfolio continued its path of recovery and improving performance during the fourth quarter as our Same-Property portfolio achieved RevPAR of $136.01, a decline of only 17.5% compared to the fourth quarter of 2019, highlighted by an approximately 8% decline compared to 2019 in December,” commented Marcel Verbaas, Chairman and Chief Executive Officer of Xenia. “Our high-quality portfolio and geographic diversification with a focus on Sunbelt locations continued to benefit us, helping our Same-Property portfolio reach over $54 million of Hotel EBITDA for the quarter which represented a similar decrease of 17.5% compared to the same period in 2019. Our operators continued to do an outstanding job controlling expenses, resulting in our Same-Property Hotel EBITDA margin increasing by 32 basis points compared to the fourth quarter in 2019.”
“We are pleased that we have been able to maintain and grow portfolio profitability since March of 2021,” continued Mr. Verbaas. “The emergence of the omicron variant as the year came to a close caused short-term impact on demand, particularly in the group and corporate transient segments during the month of January. As a result, our current Same-Property Portfolio, which consists of 32 hotels after the sale of Hotel Monaco Chicago, experienced a RevPAR decline of approximately 37% compared to January 2019 during the month. However, our preliminary results for February have shown a substantial rebound as the projected RevPAR of approximately $157 would represent an approximately 19% decline compared to a very strong February 2019 and the highest absolute monthly RevPAR since the beginning of the pandemic. These recent trends and the current operating environment give us confidence in a continued robust recovery for the remainder of the year. Our balance sheet activities since the onset of the pandemic, our substantial liquidity, our high-quality and well-located portfolio, and our best-in-class operators, together with strong leisure activity and improving corporate and group demand in our markets, continue to fuel our optimism for a strong recovery in the years ahead.”

Operating Results
The Company’s results include the following:

	Three Months Ended December 31,			Change From
	2021	2020	2019	2020		2019
	($ amounts in thousands, except hotel statistics and per share amounts)
Net (loss) income attributable to common stockholders	$(22,935)	$24,278	$15,610	(194.5)%		(246.9)%
Net (loss) income per share available to common stockholders - basic and diluted	$(0.20)	$0.22	$0.14	(190.9)%		(242.9)%

Same-Property Number of Hotels(1)	33	33	33	—		—
Same-Property Number of Rooms(1)	9,059	9,059	9,060	—		(1)
Same-Property Occupancy(1)	56.4%	28.2%	73.3%	2,820	bps	(1,690)	bps
Same-Property Average Daily Rate(1)	$241.11	$184.53	$225.05	30.7%		7.1%
Same-Property RevPAR(1)	$136.01	$52.05	$164.91	161.3%		(17.5)%
Same-Property Hotel EBITDA(1)(2)	$54,130	$(2,715)	$65,617	2,093.7%		(17.5)%
Same-Property Hotel EBITDA Margin(1)(2)	27.2%	(3.7)%	26.9%	3,092	bps	32	bps

Total Portfolio Number of Hotels(3)	34	35	39	(1)		(5)
Total Portfolio Number of Rooms(3)	9,659	10,011	11,245	(352)		(1,586)
Total Portfolio RevPAR(4)	$128.67	$47.08	$158.25	173.3%		(18.7)%

Adjusted EBITDAre(2)	$48,927	$(10,094)	$71,994	584.7%		(32.0)%
Adjusted FFO(2)	$28,437	$(27,781)	$65,749	202.4%		(56.7)%
Adjusted FFO per diluted share(2)	$0.25	$(0.24)	$0.58	204.2%		(56.9)%

	Year Ended December 31,			Change From
	2021	2020	2019	2020		2019

Net (loss) income attributable to common stockholders	$(143,517)	$(163,330)	$55,400	(12.1)%		(359.1)%
Net (loss) income per share available to common stockholders - basic and diluted	$(1.26)	$(1.44)	$0.49	(12.5)%		(357.1)%

Same-Property Number of Hotels(1)	33	33	33	—		—
Same-Property Number of Rooms(1)	9,059	9,059	9,060	—		(1)
Same-Property Occupancy(1)	49.7%	28.5%	76.5%	2,120	bps	(2,680)	bps
Same-Property Average Daily Rate(1)	$222.94	$205.76	$227.24	8.3%		(1.9)%
Same-Property RevPAR(1)	$110.80	$58.67	$173.83	88.9%		(36.3)%
Same-Property Hotel EBITDA(1)(2)	$130,261	$(20,242)	$272,918	743.5%		(52.3)%
Same-Property Hotel EBITDA Margin(1)(2)	21.7%	(6.0)%	27.7%	2,768	bps	(604)	bps

Total Portfolio Number of Hotels(3)	34	35	39	(1)		(5)
Total Portfolio Number of Rooms(3)	9,659	10,011	11,245	(352)		(1,586)
Total Portfolio RevPAR(4)	$103.64	$53.88	$168.43	92.4%		(38.5)%

Adjusted EBITDAre(2)	$108,058	$(51,733)	$302,118	308.9%		(64.2)%
Adjusted FFO(2)	$32,007	$(93,967)	$250,598	134.1%		(87.2)%
Adjusted FFO per diluted share(2)	$0.28	$(0.82)	$2.19	134.1%		(87.2)%

1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the three months and year ended December 31, 2020, as if all hotel rooms were available for sale. "Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and 2020, and renovation disruption for multiple capital projects during the periods presented, and excludes the NOI guaranty payment at Andaz San Diego.
2.See tables later in this press release for reconciliations from net loss to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin. EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures.
3.As of end of periods presented.
4.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company. Includes hotels that had temporarily suspended operations for a portion of or all of the three months and year ended December 31, 2021 and 2020, as if all hotel rooms were available for sale.

Transaction Update
•In November, the Company sold the 352-room Marriott Charleston Town Center in Charleston, WV for $5 million.
•In January 2022, the Company sold the 191-room Kimpton Hotel Monaco Chicago for $36 million, or $188,500 per key. The sale price represented a 16.7x multiple and a 4.3% capitalization rate on the hotel's 2019 Hotel EBITDA and net operating income, respectively.
•During the first quarter of 2022, the Company entered into an agreement to acquire the fee simple interest in the 346-room W Nashville in Nashville, TN for $328.7 million, or $950,000 per key. The Company expects W Nashville to generate between $25 million and $30 million of Hotel EBITDA upon stabilization. The Company expects to close the transaction by the end of the first quarter and fund the acquisition with available cash. The completion of the transaction is subject to customary closing conditions.

“Through our recently completed dispositions and the upcoming acquisition of W Nashville we have continued to improve the quality and earnings growth profile of our portfolio,” said Mr. Verbaas. “Upon the completion of the W Nashville acquisition, we will have sold 28 hotels and purchased 14 hotels since the beginning of 2015. Through these transactions, we have exited the select service space, divested out of several lower growth markets with challenging operating dynamics, increased our exposure to higher growth Sunbelt markets and increased our focus on luxury hotels and resorts that will represent 30% of our portfolio after the W Nashville acquisition. We are excited about the positioning of our portfolio after these transactions and believe we are well situated to continue to drive superior results in the years ahead.”
Brand and Management Conversion
In January 2022, the Company converted Lorien Hotel and Spa in Alexandria, VA in to an independent lifestyle hotel, with Pivot Lifestyle Hotels by Davidson Hospitality Group becoming the hotel operator.
Balance Sheet and Liquidity
As of December 31, 2021, the Company had total outstanding debt of approximately $1.5 billion with a weighted-average interest rate of 5.18%. The Company had approximately $517 million of cash and cash equivalents, including hotel working capital, and full availability on its revolving credit facility, resulting in total liquidity of over $1.0 billion as of December 31, 2021. In addition, the Company held approximately $37 million of restricted cash and escrows at the end of the fourth quarter.
In January, the Company paid off the $65 million mortgage loan secured by The Ritz-Carlton, Pentagon City.

Capital Expenditures
During the fourth quarter and year ended December 31, 2021, the Company invested $12.7 million and $31.8 million in its portfolio, respectively.
The Company completed the following projects in the fourth quarter:

•A restaurant and lobby renovation at The Ritz-Carlton, Pentagon City, which was completed in mid-October.

•The development of the Regency Court, a new outdoor social venue at Hyatt Regency Scottsdale Resort & Spa, which was completed in late November.

The Company also made substantial progress on the renovation of the restaurant, lobby, and guest rooms at Waldorf Astoria Atlanta Buckhead with a targeted completion date in the first quarter of 2022.

Additionally, the Company has continued planning work on two projects which have been accelerated to take advantage of current business conditions. These include:

•A comprehensive renovation of Grand Bohemian Hotel Orlando, including guest rooms with substantial tub-to-shower conversions, restaurant and bar, lobby, rooftop pool area, and meeting space which will commence in the second quarter of 2022 and is expected to be completed in phases, concluding in the second quarter of 2023.

•A comprehensive renovation of Kimpton Canary Hotel Santa Barbara, including guest rooms, restaurant and bar, rooftop, lobby, and meeting space, which recently commenced and is expected to be completed in phases, concluding in the first quarter of 2023.

In 2022, the Company also plans to renovate the meeting space and convert the existing lobby bar to a Starbucks outlet at Fairmont Pittsburgh, renovate the meeting spaces at Marriott Dallas Downtown and Royal Palms Resort & Spa, complete bathroom renovations at Marriott Woodlands Waterway Hotel & Convention Center, renovate the premium suites at The Ritz-Carlton, Denver including the addition of 3 new guest room keys, and commence planning and design for a comprehensive renovation at Hotel Monaco Salt Lake City.

In addition, the Company plans to commence work on a significant upgrade to the spa and wellness components at Park Hyatt Aviara Resort & Spa along with a comprehensive renovation of the existing golf course.

The Company continues to focus on numerous building infrastructure projects to enhance the life of its physical structures in addition to focusing on environmentally sustainable projects throughout its portfolio.
Impairment and Other Losses
During the fourth quarter, the Company recorded a non-cash impairment charge of $15.7 million related to Kimpton Hotel Monaco Chicago as a result of the anticipated sale and also wrote off $0.6 million of design costs related to a renovation project that was cancelled. Earlier in 2021, the Company recorded a non-cash impairment charge of $12.6 million related to Marriott Charleston Town Center as a result of the anticipated sale. Additionally, during 2021 the Company recorded $1.1 million of hurricane-related repairs and cleanup costs associated with Loews New Orleans which sustained damage from Hurricane Ida as well as $0.4 million of storm-related repair and cleanup costs related to two hotels that sustained damage during the Texas winter storms in February 2021.
2022 Outlook and Guidance
The Company does not expect to issue earnings guidance until it has more certainty on trends within the industry. The Company is providing the following guidance for full year 2022 on certain items:
•General and administrative expenses are projected to be approximately $22 million, excluding non-cash share-based compensation.
•Interest expense is projected to be approximately $77 million, excluding non-cash loan related costs.

•Capital expenditures are projected to be approximately $95 million.
•115.0 million weighted average diluted shares/units
Fourth Quarter 2021 Earnings Call
The Company will conduct its quarterly conference call on Tuesday, March 1, 2022 at 1:00 PM Eastern Time. To participate in the conference call, please dial (844) 200-6205, access code 174105. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 lodging markets as well as key leisure destinations in the United States. The Company owns 33 hotels and resorts comprising 9,468 rooms across 13 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and The Kessler Collection. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook" and "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, the anticipated timing of the closing of an acquisition or other future events, the outlook related to the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, capital expenditures, timing of renovations, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the impact of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; (ii) actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any resurgence of COVID-19 including variants of the virus, including limiting or banning travel; (iii) the impact of the COVID-19 pandemic and actions taken in response to the pandemic or any resurgence on global, national, or regional economies, travel and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; (iv) the ability of hotel managers to successfully navigate the impacts of the COVID-19 pandemic; (v) the pace of recovery following the COVID-19 pandemic or any resurgence; (vi) factors such as public health (including a significant increase in new and variant strains of COVID-19 cases), availability and effectiveness of COVID-19 vaccines and therapeutics, the level of acceptance of the vaccine by the general population and the economic and geopolitical environments may impact the timing, extent and pace of such recovery; (vii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly; (viii) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, actual or threatened terrorist attacks, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and cancellation of or delays in the completion of anticipated demand generators; (ix) the availability and terms of financing and capital and the general volatility of securities markets; (x) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (xi) interest rate increases; (xii) ability to successfully negotiate amendments and covenant waivers with its unsecured and secured indebtedness; (xiii) ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xiv) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xv) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xvi) risks associated with redevelopment and repositioning projects, including delays and cost overruns; (xvii)

levels of spending in business and leisure segments as well as consumer confidence; (xviii) declines in occupancy and average daily rate, (xix) the seasonal and cyclical nature of the real estate and hospitality businesses, (xx) changes in distribution arrangements, such as through Internet travel intermediaries; (xxi) relationships with labor unions and changes in labor laws, including increases to minimum wages; (xxii) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxiii) monthly cash expenditures and the uncertainty around predictions; (xxiv) vaccination hesitancy and/or effectiveness; (xxv) inflationary caution; (xxvi) labor shortages; (xxvii) disruptions in supply chains resulting in delays or inability to procure required products; and (xxviii) the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.
All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts / Investor Information" in the "Corporate Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.
Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Consolidated Balance Sheets
As of December 31, 2021 and December 31, 2020
($ amounts in thousands)

	December 31, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)
Investment properties:
Land	$431,427	$446,855
Buildings and other improvements	2,856,671	2,949,114
Total	$3,288,098	$3,395,969
Less: accumulated depreciation	(888,717)	(827,501)
Net investment properties	$2,399,381	$2,568,468
Cash and cash equivalents	517,377	389,823
Restricted cash and escrows	36,854	38,963
Accounts and rents receivable, net of allowance for doubtful accounts	28,528	8,966
Intangible assets, net of accumulated amortization	5,446	6,456
Other assets	65,109	66,927
Assets held for sale	34,621	—
Total assets	$3,087,316	$3,079,603
Liabilities
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,494,231	$1,374,480
Accounts payable and accrued expenses	84,051	62,676
Other liabilities	68,648	75,584
Liabilities associated with assets held for sale	2,305	—
Total liabilities	$1,649,235	$1,512,740
Commitments and Contingencies
Stockholders' equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 114,306,727 and 113,755,513 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	$1,143	$1,138
Additional paid in capital	2,090,393	2,080,364
Accumulated other comprehensive loss	(4,089)	(14,425)
Accumulated distributions in excess of net earnings	(656,461)	(513,002)
Total Company stockholders' equity	$1,430,986	$1,554,075
Non-controlling interests	7,095	12,788
Total equity	$1,438,081	$1,566,863
Total liabilities and equity	$3,087,316	$3,079,603

Xenia Hotels & Resorts, Inc.
Consolidated Statements of Operations and Comprehensive (Loss) Income
For the Three Months and Year Ended December 31, 2021 and 2020
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Rooms revenues	$116,426	$45,410	$377,020	$217,960
Food and beverage revenues	67,296	18,270	173,035	105,857
Other revenues	19,856	11,967	66,133	45,959
Total revenues	$203,578	$75,647	$616,188	$369,776
Expenses:
Rooms expenses	$28,514	$15,527	$93,538	$71,986
Food and beverage expenses	44,699	18,036	125,233	93,487
Other direct expenses	5,265	3,233	18,258	12,996
Other indirect expenses	54,241	31,121	186,517	161,418
Management and franchise fees	7,492	2,434	22,501	11,646
Total hotel operating expenses	$140,211	$70,351	$446,047	$351,533
Depreciation and amortization	31,112	34,851	129,393	146,511
Real estate taxes, personal property taxes and insurance	9,620	11,155	40,888	50,955
Ground lease (abatement) expense	(34)	428	1,153	2,031
General and administrative expenses	8,292	5,745	30,776	30,402
Gain on business interruption insurance	(486)	—	(1,602)	—
Acquisition, terminated transaction and pre-opening expenses	1	1	1	994
Impairment and other losses	16,344	—	30,416	29,044
Total expenses	$205,060	$122,531	$677,072	$611,470
Operating loss	$(1,482)	$(46,884)	$(60,884)	$(241,694)
(Loss) Gain on sale of investment properties	(75)	93,630	(75)	93,630
Other income (loss)	206	(424)	(2,297)	28,911
Interest expense	(21,486)	(18,373)	(81,285)	(61,975)
Loss on extinguishment of debt	—	(1,625)	(1,356)	(1,625)
Net loss (income) before income taxes	$(22,837)	$26,324	$(145,897)	$(182,753)
Income tax (expense) benefit	(341)	(982)	(718)	15,867
Net (loss) income	$(23,178)	$25,342	$(146,615)	$(166,886)
Net loss (income) attributable to non-controlling interests	243	(1,064)	3,098	3,556
Net (loss) income attributable to common stockholders	$(22,935)	$24,278	$(143,517)	$(163,330)

Xenia Hotels & Resorts, Inc.
Consolidated Statements of Operations and Comprehensive (Loss) Income - Continued
For the Three Months and Year Ended December 31, 2021 and 2020
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Basic and diluted (loss) earnings per share:
Net (loss) income per share available to common stockholders - basic and diluted	$(0.20)	$0.22	$(1.26)	$(1.44)
Weighted-average number of common shares (basic)	113,811,052	113,731,752	113,801,862	113,489,015
Weighted-average number of common shares (diluted)	113,811,052	114,121,852	113,801,862	113,489,015
Comprehensive (Loss) Income:
Net (loss) income	$(23,178)	$25,342	$(146,615)	$(166,886)
Other comprehensive (loss) income:
Unrealized gain (loss) on interest rate derivative instruments	601	264	2,991	(18,133)
Reclassification adjustment for amounts recognized in net (loss) income (interest expense)	1,599	2,840	7,597	7,969
	$(20,978)	$28,446	$(136,027)	$(177,050)
Comprehensive loss (income) attributable to non-controlling interests	197	(1,139)	2,846	3,891
Comprehensive (loss) income attributable to the Company	$(20,781)	$27,307	$(133,181)	$(173,159)

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors, in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
We further adjust EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than our Operating Partnership Units because our Operating Partnership Units may be redeemed for common stock. We also adjust EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, hotel property acquisition, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs we believe do not represent recurring operations and are not indicative of the performance of our underlying hotel property entities. We believe it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. We believe Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. We then adjust the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotels during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. We further adjust the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of our hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) hotel acquisition and terminated transaction costs, and (6) certain state and local excise taxes resulting from our ownership structure. We believe that Same-Property Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization), income taxes, and our corporate-level expenses (corporate expenses and hotel acquisition and terminated transaction costs). We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and the effectiveness of our third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and comprehensive (loss) income include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the December 2018 restatement white paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for the investor to understand FFO attributable to common stock and unit holders.
We further adjust FFO for certain additional items that are not in Nareit’s definition of FFO such as hotel property acquisition, terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. We believe that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per diluted share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per diluted share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units. Any anti-dilutive securities are excluded from the diluted earnings per-share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended December 31, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

	Three Months Ended December 31,
	2021	2020	2019
Net (loss) income	$(23,178)	$25,342	$16,086
Adjustments:
Interest expense	21,486	18,373	11,345
Income tax expense (benefit)	341	982	(4,477)
Depreciation and amortization	31,112	34,851	36,367
EBITDA	$29,761	$79,548	$59,321
Impairment of investment properties(1)	15,827	—	9,400
Loss (gain) on sale of investment properties	75	(93,630)	947
EBITDAre	$45,663	$(14,082)	$69,668

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(103)	$(99)	$(96)
Loss on extinguishment of debt	—	1,625	—
Acquisition, terminated transaction and pre-opening expenses	1	1	7
Amortization of share-based compensation expense	2,802	2,357	2,289
Non-cash ground rent and straight-line rent expense	34	(92)	126
Other non-recurring expenses(2)	530	196	—
Adjusted EBITDAre attributable to common stock and unit holders	$48,927	$(10,094)	$71,994
Corporate-level costs and expenses	5,561	3,682	5,582
Pro forma hotel level adjustments, net	32	3,697	(11,959)
Other	(390)	—	—
Same-Property Hotel EBITDA attributable to common stock and unit holders(3)	$54,130	$(2,715)	$65,617
1.During the quarter ended December 31, 2021, the Company recognized impairment charges of $15.7 million related to Kimpton Hotel Monaco Chicago as a result of the expected sale and wrote off $0.6 million related to previously capitalized design costs for a renovation project that will no longer be completed due to a change of scope. During the quarter ended December 31, 2019, the Company recognized a goodwill impairment charge of $9.4 million attributed to Bohemian Hotel Savannah Riverfront, Autograph Collection.
2.During the quarter ended December 31, 2021, the Company expensed $0.4 million of storm-related repair and cleanup costs related to two hotels that sustained damage as a result of the Texas winter storms in February 2021 as well as $0.1 million of hurricane-related repair and cleanup costs related to Loews New Orleans Hotel.
3.See the reconciliation of Total Revenues and Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended December 31, 2021 and 2020 on page 19 and for the three months ended December 31, 2021 and 2019 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Year Ended December 31, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

	Year Ended December 31,
	2021	2020	2019
Net (loss) income	$(146,615)	$(166,886)	$57,243
Adjustments:
Interest expense	81,285	61,975	48,605
Income tax expense (benefit)	718	(15,867)	5,367
Depreciation and amortization	129,393	146,511	155,128
EBITDA	$64,781	$25,733	$266,343
Impairment of investment properties(1)	28,899	29,044	24,171
Loss (gain) on sale of investment properties	75	(93,630)	947
EBITDAre	$93,755	$(38,853)	$291,461

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(409)	$(392)	$(399)
Loss on extinguishment of debt	1,356	1,625	214
Acquisition, terminated transaction and pre-opening expenses	1	994	954
Amortization of share-based compensation expense(2)	11,615	10,930	9,380
Non-cash ground rent and straight-line rent expense	118	145	508
Other income attributed to forfeited deposits recognized from terminated transactions(3)	—	(28,750)	—
Other non-recurring expenses(4)	1,622	2,568	—
Adjusted EBITDAre attributable to common stock and unit holders	$108,058	$(51,733)	$302,118
Corporate-level costs and expenses	22,342	20,052	22,099
Pro forma hotel level adjustments, net	1,368	11,719	(50,476)
Other	(1,507)	(280)	(823)
Same-Property Hotel EBITDA attributable to common stock and unit holders(5)	$130,261	$(20,242)	$272,918
1.During the year ended December 31, 2021, the Company recognized impairment charges of $12.6 million and $15.7 million related to Marriott Charleston Town Center and Kimpton Hotel Monaco Chicago, respectively as a result of the expected sale and wrote off $0.6 million related to previously capitalized design costs for a renovation project that will no longer be completed due to a change of scope. During the year ended December 31, 2020, the Company recorded an $8.9 million impairment loss related to Renaissance Austin Hotel due to the expected sale. In addition, during the year ended December 31, 2020, the Company recorded goodwill impairments totaling $20.1 million for Andaz Savannah and Bohemian Hotel Savannah Riverfront, Autograph Collection and during the year ended December 31, 2019, the Company recognized an impairment charge of $14.8 million attributed to Marriott Chicago at Medical District/UIC and a goodwill impairment charge of $9.4 million attributed to Bohemian Hotel Savannah Riverfront, Autograph Collection.
2.During the year ended December 31, 2020, the Company reduced corporate office staffing levels in order to preserve capital over the long-term as a result of the material adverse impact the COVID-19 pandemic has had on results of its operations. As a result during the year ended December 31, 2020, the Company incurred $1.6 million of accelerated amortization of share-based compensation expense.
3.During the year ended December 31, 2020, the Company recognized other income of $28.8 million as a result of forfeited deposits from terminated transactions.
4.During the year ended December 31, 2021, the Company recorded estimated hurricane-related repair and cleanup costs of $1.1 million related to the damage sustained at Loews New Orleans Hotel during Hurricane Ida. Additionally, during the year ended December 31, 2021, the Company recorded Texas winter storm-related repair and cleanup costs of $0.4 million at two hotels. For the year ended December 31, 2020, the Company incurred $1.9 million of non-recurring expenses for severance related costs in connection with the reduction in corporate personnel. In addition, during the year ended December 31, 2020, the Company incurred non-recurring legal costs of $0.7 million to amend the terms of its debt.

5.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the years ended December 31, 2021 and 2020 on page 19 and for the years ended December 31, 2021 and 2019 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to FFO and Adjusted FFO
For the Three Months Ended December 31, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

	Three Months Ended December 31,
	2021	2020	2019
Net (loss) income	$(23,178)	$25,342	$16,086
Adjustments:
Depreciation and amortization related to investment properties	31,009	34,752	36,271
Impairment of investment properties(1)	15,827	—	9,400
Loss (gain) on sale of investment properties	75	(93,630)	947
FFO attributable to common stock and unit holders	$23,733	$(33,536)	$62,704
Reconciliation to Adjusted FFO
Loss on extinguishment of debt	—	1,625	—
Acquisition, terminated transaction and pre-opening expenses	1	1	7
Loan related costs, net of adjustment related to non-controlling interests(2)	1,337	1,668	623
Amortization of share-based compensation expense	2,802	2,357	2,289
Non-cash ground rent and straight-line rent expense	34	(92)	126
Other income attributed to forfeited deposits recognized from terminated transactions	—	—	—
Other non-recurring expenses(3)	530	196	—
Adjusted FFO attributable to common stock and unit holders	$28,437	$(27,781)	$65,749
Weighted-average shares outstanding - Diluted(4)	114,324	114,793	114,338
Adjusted FFO per diluted share	$0.25	$(0.24)	$0.58
1.During the quarter ended December 31, 2021, the Company recognized impairment charges $15.7 million related to Kimpton Hotel Monaco Chicago as a result of the expected sale and wrote off $0.6 million related to previously capitalized design costs for a renovation project that will no longer be completed due to a change of scope. During the quarter ended December 31, 2019, the Company recognized a goodwill impairment charge of $9.4 million attributed to Bohemian Hotel Savannah Riverfront, Autograph Collection.
2.Loan related costs includes amortization of debt premiums, discounts and deferred loan origination costs.
3.During the quarter ended December 31, 2021, the Company expensed $0.4 million of storm-related repair and cleanup costs related to two hotels that sustained damage as a result of the Texas winter storms in February 2021 as well as $0.1 million of hurricane-related repair and cleanup costs related to Loews New Orleans Hotel.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to FFO and Adjusted FFO
For the Year Ended December 31, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

	Year Ended December 31,
	2021	2020	2019
Net (loss) income	$(146,615)	$(166,886)	$57,243
Adjustments:
Depreciation and amortization related to investment properties	128,984	146,119	154,729
Impairment of investment properties(1)	28,899	29,044	24,171
Loss (gain) on sale of investment properties	75	(93,630)	947
FFO attributable to common stock and unit holders	$11,343	$(85,353)	$237,090
Reconciliation to Adjusted FFO
Loss on extinguishment of debt	1,356	1,625	214
Acquisition, terminated transaction and pre-opening expenses	1	994	954
Loan related costs, net of adjustment related to non-controlling interests(2)	5,952	3,874	2,452
Amortization of share-based compensation expense(3)	11,615	10,930	9,380
Non-cash ground rent and straight-line rent expense	118	145	508
Other income attributed to forfeited deposits recognized from terminated transactions(4)	—	(28,750)	—
Other non-recurring expenses(5)	1,622	2,568	—
Adjusted FFO attributable to common stock and unit holders	$32,007	$(93,967)	$250,598
Weighted-average shares outstanding - Diluted(6)	114,532	114,403	114,296
Adjusted FFO per diluted share	$0.28	$(0.82)	$2.19
1.During the year ended December 31, 2021, the Company recognized impairment charges of $12.6 million and $15.7 million related to Marriott Charleston Town Center and Kimpton Hotel Monaco Chicago, respectively, as a result of the expected sale and wrote off $0.6 million related to previously capitalized design costs for a renovation project that will no longer be completed due to a change of scope. During the year ended December 31, 2020, the Company recorded an $8.9 million impairment loss related to Renaissance Austin Hotel due to the expected sale. In addition, during the year ended December 31, 2020, the Company recorded goodwill impairments totaling $20.1 million for Andaz Savannah and Bohemian Hotel Savannah Riverfront, Autograph Collection. During the year ended December 31, 2019, the Company recognized an impairment charge of $14.8 million attributed to Marriott Chicago at Medical District/UIC and a goodwill impairment charge of $9.4 million attributed to Bohemian Hotel Savannah Riverfront, Autograph Collection.
2.Loan related costs included amortization of debt premiums, discounts and deferred loan origination costs.
3.During the year ended December 31, 2020, the Company reduced its corporate office staffing levels in order to preserve capital over the long-term as a result of the material adverse impact the COVID-19 pandemic has had on results of its operations. As a result during the year ended December 31, 2020, the Company incurred $1.6 million of accelerated amortization of share-based compensation expense.
4.During the year ended December 31, 2020, the Company recognized other income of $28.8 million as a result of forfeited deposits from terminated transactions.
5.During the year ended December 31, 2021, the Company recorded estimated hurricane-related repair and cleanup costs of $1.1 million related to the damage sustained at Loews New Orleans Hotel during Hurricane Ida. Additionally, during the year ended December 31, 2021, the Company recorded Texas winter storm-related repair and cleanup costs of $0.4 million at two hotels. For the year ended December 31, 2020,the Company incurred $1.9 million of non-recurring expenses for severance related costs in connection with the reduction in corporate personnel. In addition, during the year ended December 31, 2020, the Company incurred non-recurring legal costs of $0.7 million to amend the terms of its debt.
6.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Debt Summary as of December 31, 2021
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of December 31, 2021

Mortgage Loans
Renaissance Atlanta Waverly Hotel & Convention Center	Fixed(2)	4.45%		August 2024	$100,000
Andaz Napa	Partially Fixed (3)	2.78%		September 2024	55,640
The Ritz-Carlton, Pentagon City (4)	Fixed(5)	5.47%		January 2025	65,000
Grand Bohemian Hotel Orlando, Autograph Collection	Fixed	4.53%		March 2026	56,796
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	112,102
Total Mortgage Loans		4.44%	(6)		$389,538
Corporate Credit Facilities
Revolving Credit Facility(7)	Variable	2.93%		February 2024	—
Corporate Credit Facility Term Loan	Partially Fixed(8)	3.92%		September 2024	125,000
Total Corporate Credit Facilities					$125,000
2020 Senior Notes	Fixed	6.38%		August 2025	500,000
2021 Senior Notes	Fixed	4.88%		June 2029	500,000
Loan premiums, discounts and unamortized deferred financing costs, net(9)					(20,307)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		5.18%	(6)		$1,494,231
1.The rates shown represent the annual interest rates as of December 31, 2021. The variable index for secured mortgage loans is one-month LIBOR or daily SOFR and the variable index for corporate credit facilities reflects a 25 basis point LIBOR floor which is applicable for the value of all corporate credit facilities not subject to an interest rate hedge.
2.A variable interest loan for which the interest rate has been fixed through October 2022, after which the rate reverts to variable.
3.A variable interest loan for which the interest rate has been fixed on $25 million of the balance through October 2022, after which the rate reverts to variable.
4.Loan was paid off in January 2022.
5.A variable interest loan for which the interest rate has been fixed through January 2023.
6.Weighted-average interest rate as of December 31, 2021.
7.The Revolving Credit Facility had undrawn capacity of $523 million through February 2022, after which undrawn capacity decreased to $450 million through February 2024.
8.A variable interest loan for which LIBOR has been fixed through September 2022. The spread to LIBOR may vary, as it is determined by the Company's leverage ratio. The applicable interest rate has been set to the highest level of grid-based pricing during the covenant waiver period.
9.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three Months and Year Ended December 31, 2021 and 2020
($ amounts in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020		Change	2021	2020		Change
Same-Property Occupancy(1)	56.4%	28.2%	2,820	bps	49.7%	28.5%	2,120	bps
Same-Property Average Daily Rate(1)	$241.11	$184.53		30.7%	$222.94	$205.76		8.3%
Same-Property RevPAR(1)	$136.01	$52.05		161.3%	$110.80	$58.67		88.9%
Same-Property Revenues(1):
Rooms revenues	$113,357	$43,387		161.3%	$366,360	$194,562		88.3%
Food and beverage revenues	66,074	17,937		268.4%	170,098	98,607		72.5%
Other revenues	19,607	11,601		69.0%	65,172	42,643		52.8%
Total Same-Property revenues	$199,038	$72,925		172.9%	$601,630	$335,812		79.2%
Same-Property Expenses(1):
Rooms expenses	$27,491	$14,448		90.3%	$90,115	$62,890		43.3%
Food and beverage expenses	43,780	17,282		153.3%	122,647	86,166		42.3%
Other direct expenses	5,253	3,174		65.5%	18,162	12,332		47.3%
Other indirect expenses	51,729	28,218		83.3%	177,122	139,693		26.8%
Management and franchise fees	7,355	2,316		217.6%	22,063	10,102		118.4%
Real estate taxes, personal property taxes and insurance	9,339	9,823		(4.9)%	40,181	43,183		(7.0)%
Ground lease (abatement) expense	(39)	379		(110.3)%	1,079	1,688		(36.1)%
Total Same-Property hotel operating expenses	$144,908	$75,640		91.6%	$471,369	$356,054		32.4%
Same-Property Hotel EBITDA(1)	$54,130	$(2,715)		2,093.7%	$130,261	$(20,242)		743.5%
Same-Property Hotel EBITDA Margin(1)	27.2%	(3.7)%	3,092	bps	21.7%	(6.0)%	2,768	bps
1.“Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the three months and year ended December 31, 2020. "Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and 2020 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three months and year ended December 31, 2021 and 2020, and excludes the NOI guaranty payment at Andaz San Diego:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Total Revenues - GAAP	$203,578	$75,647	$616,188	$369,776
Total revenues from sold hotels	(1,192)	(2,702)	(6,971)	(30,380)
Pro forma other revenues adjustments	(3,348)	(20)	(7,587)	(3,584)
Total Same-Property Revenues	$199,038	$72,925	$601,630	$335,812

Total Hotel Operating Expenses - GAAP	$140,211	$70,351	$446,047	$351,533
Real estate taxes, personal property taxes and insurance	9,620	11,155	40,888	50,955
Ground lease (abatement) expense, net(a)	(39)	379	1,079	1,688
Other income	(65)	(64)	(259)	(257)
Corporate-level costs and expenses	(285)	270	(668)	(372)
Pro forma hotel level adjustments, net(b)	(4,534)	(6,451)	(15,718)	(47,493)
Total Same-Property Hotel Operating Expenses	$144,908	$75,640	$471,369	$356,054
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center, which is not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three Months and Year Ended December 31, 2021 and 2019
($ amounts in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2021	2019		Change	2021	2019		Change
Same-Property Occupancy(1)	56.4%	73.3%	(1,690)	bps	49.7%	76.5%	(2,680)	bps
Same-Property Average Daily Rate(1)	$241.11	$225.05		7.1%	$222.94	$227.24		(1.9)%
Same-Property RevPAR(1)	$136.01	$164.91		(17.5)%	$110.80	$173.83		(36.3)%
Same-Property Revenues(1):
Rooms revenues	$113,357	$137,454		(17.5)%	$366,360	$574,824		(36.3)%
Food and beverage revenues	66,074	88,643		(25.5)%	170,098	340,240		(50.0)%
Other revenues	19,607	18,019		8.8%	65,172	70,662		(7.8)%
Total Same-Property revenues	$199,038	$244,116		(18.5)%	$601,630	$985,726		(39.0)%
Same-Property Expenses(1):
Rooms expenses	$27,491	$33,620		(18.2)%	$90,115	$138,036		(34.7)%
Food and beverage expenses	43,780	57,154		(23.4)%	122,647	223,383		(45.1)%
Other direct expenses	5,253	6,522		(19.5)%	18,162	26,003		(30.2)%
Other indirect expenses	51,729	60,021		(13.8)%	177,122	240,608		(26.4)%
Management and franchise fees	7,355	9,710		(24.3)%	22,063	38,468		(42.6)%
Real estate taxes, personal property taxes and insurance	9,339	10,534		(11.3)%	40,181	42,494		(5.4)%
Ground lease (abatement) expense	(39)	938		(104.2)%	1,079	3,816		(71.7)%
Total Same-Property hotel operating expenses	$144,908	$178,499		(18.8)%	$471,369	$712,808		(33.9)%
Same-Property Hotel EBITDA(1)	$54,130	$65,617		(17.5)%	$130,261	$272,918		(52.3)%
Same-Property Hotel EBITDA Margin(1)	27.2%	26.9%	32	bps	21.7%	27.7%	(604)	bps
1.“Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes disruption from the COVID-19 pandemic in 2021 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three months and year ended December 31, 2021 and 2019:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2019	2021	2019
Total Revenues - GAAP	$203,578	$282,185	$616,188	$1,149,087
Total revenues from sold hotels	(1,192)	(37,970)	(6,971)	(163,262)
Pro forma other revenues adjustments	(3,348)	(99)	(7,587)	(99)
Total Same-Property Revenues	$199,038	$244,116	$601,630	$985,726

Total Hotel Operating Expenses - GAAP	$140,211	$192,805	$446,047	$772,857
Real estate taxes, personal property taxes and insurance	9,620	11,216	40,888	50,184
Ground lease (abatement) expense, net(a)	(39)	938	1,079	3,816
Other income	(65)	(60)	(259)	(267)
Pre-opening expenses	—	—	—	277
Corporate-level costs and expenses	(285)	(289)	(668)	(1,297)
Pro forma hotel level adjustments, net(b)	(4,534)	(26,111)	(15,718)	(112,762)
Total Same-Property Hotel Operating Expenses	$144,908	$178,499	$471,369	$712,808
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center, which is not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets

Market(2)	% of 2021 Hotel EBITDA	Number of Hotels	Number of Rooms
Phoenix, AZ	16%	2	612
Orlando, FL	15%	3	1,141
Houston, TX	13%	3	1,220
Florida Keys, FL	10%	1	120
Atlanta, GA	8%	2	649
San Diego, CA	6%	2	486
Savannah, GA	5%	2	226
California North, CA(3)	5%	1	141
Denver, CO	5%	2	391
Dallas, TX	4%	2	961
Other	13%	13	3,112
Same-Property(1)	100%	33	9,059
Hyatt Regency Portland at the Oregon Convention Center		1	600
Total Portfolio		34	9,659

Market(2)	% of 2019 Hotel EBITDA	Number of Hotels	Number of Rooms
Houston, TX	12%	3	1,220
Orlando, FL	12%	3	1,141
Phoenix, AZ	11%	2	612
Dallas, TX	9%	2	961
San Francisco/San Mateo, CA	9%	1	688
San Jose/Santa Cruz, CA	7%	1	505
Atlanta, GA	6%	2	649
San Diego, CA	5%	2	486
Denver, CO	4%	2	391
Washington, DC-MD-VA	4%	2	472
Other	21%	13	1,934
Same-Property(1)	100%	33	9,059
Hyatt Regency Portland at the Oregon Convention Center		1	600
Total Portfolio		34	9,659
1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center.
2.As defined by STR, Inc.
3.Reflects Andaz Napa.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets (2021)
For the Three Months and Year Ended December 31, 2021 and 2019

	Three Months Ended			Three Months Ended
	December 31, 2021			December 31, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Phoenix, AZ	56.9%	$361.92	$205.79	68.9%	$282.53	$194.62	5.7%
Orlando, FL	65.5%	206.30	135.17	78.5%	195.26	153.28	(11.8)%
Houston, TX	50.7%	203.08	102.86	69.9%	174.06	121.74	(15.5)%
Florida Keys	85.7%	595.02	509.92	89.4%	397.55	355.27	43.5%
Atlanta, GA	50.1%	229.52	114.89	67.7%	198.93	134.61	(14.6)%
San Diego, CA	52.4%	343.65	180.03	61.2%	228.62	139.89	28.7%
Savannah, GA	79.9%	260.89	208.39	78.0%	221.14	172.42	20.9%
California North(3)	75.9%	420.11	318.77	85.2%	312.51	266.14	19.8%
Denver, CO	50.9%	266.50	135.56	71.1%	265.30	188.62	(28.1)%
Dallas, TX	55.4%	155.43	86.16	64.2%	187.68	120.56	(28.5)%
Other	54.5%	221.42	120.62	78.1%	241.48	188.71	(36.1)%
Total	56.4%	$241.11	$136.01	73.3%	$225.05	$164.91	(17.5)%

	Year Ended			Year Ended
	December 31, 2021			December 31, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Phoenix, AZ	49.2%	$323.48	$159.07	72.9%	$278.33	$203.02	(21.6)%
Orlando, FL	56.8%	182.91	103.81	77.8%	194.64	151.42	(31.4)%
Houston, TX	50.7%	182.77	92.67	71.2%	177.67	126.58	(26.8)%
Florida Keys	85.7%	535.03	458.77	88.5%	392.94	347.80	31.9%
Atlanta, GA	48.7%	205.56	100.14	75.1%	197.98	148.77	(32.7)%
San Diego, CA	40.8%	362.53	147.81	71.5%	257.94	184.35	(19.8)%
Savannah, GA	77.1%	238.65	184.01	79.8%	224.29	179.09	2.7%
California North(3)	67.1%	371.99	249.56	84.6%	324.55	274.44	(9.1)%
Denver, CO	53.4%	264.19	141.15	78.6%	268.79	211.37	(33.2)%
Dallas, TX	45.2%	133.94	60.51	69.1%	188.85	130.55	(53.6)%
Other	45.2%	208.30	94.11	80.8%	241.91	195.39	(51.8)%
Total	49.7%	$222.94	$110.80	76.5%	$227.24	$173.83	(36.3)%
1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center.
2.As defined by STR, Inc.
3.Reflects Andaz Napa.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets (2019)
For the Three Months and Year Ended December 31, 2021 and 2019

	Three Months Ended			Three Months Ended
	December 31, 2021			December 31, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	50.7%	$203.08	$102.86	69.9%	$174.06	$121.74	(15.5)%
Orlando, FL	65.5%	206.30	135.17	78.5%	195.26	153.28	(11.8)%
Phoenix, AZ	56.9%	361.92	205.79	68.9%	282.53	194.62	5.7%
Dallas, TX	55.4%	155.43	86.16	64.2%	187.68	120.56	(28.5)%
San Francisco/San Mateo, CA	58.0%	156.06	90.46	84.9%	242.91	206.16	(56.1)%
San Jose-Santa Cruz, CA	44.0%	179.07	78.81	78.7%	246.62	194.13	(59.4)%
Atlanta, GA	50.1%	229.52	114.89	67.7%	198.93	134.61	(14.6)%
San Diego, CA	52.4%	343.65	180.03	61.2%	228.62	139.89	28.7%
Denver, CO	50.9%	266.50	135.56	71.1%	265.30	188.62	(28.1)%
Washington, DC-MD-VA	51.1%	229.81	117.55	75.0%	252.03	188.94	(37.8)%
Other	63.2%	303.38	191.88	77.6%	251.52	195.11	(1.7)%
Total	56.4%	$241.11	$136.01	73.3%	$225.05	$164.91	(17.5)%

	Year Ended			Year Ended
	December 31, 2021			December 31, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	50.7%	$182.77	$92.67	71.2%	$177.67	$126.58	(26.8)%
Orlando, FL	56.8%	182.91	103.81	77.8%	194.64	151.42	(31.4)%
Phoenix, AZ	49.2%	323.48	159.07	72.9%	278.33	203.02	(21.6)%
Dallas, TX	45.2%	133.94	60.51	69.1%	188.85	130.55	(53.6)%
San Francisco/San Mateo, CA	42.2%	151.35	63.84	91.0%	244.08	222.13	(71.3)%
San Jose-Santa Cruz, CA	29.0%	146.09	42.39	81.9%	256.87	210.38	(79.9)%
Atlanta, GA	48.7%	205.56	100.14	75.1%	197.98	148.77	(32.7)%
San Diego, CA	40.8%	362.53	147.81	71.5%	257.94	184.35	(19.8)%
Denver, CO	53.4%	264.19	141.15	78.6%	268.79	211.37	(33.2)%
Washington, DC-MD-VA	46.7%	210.79	98.54	77.5%	238.71	184.95	(46.7)%
Other	57.9%	279.25	161.77	78.3%	252.69	197.83	(18.2)%
Total	49.7%	$222.94	$110.80	76.5%	$227.24	$173.83	(36.3)%
1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center.
2.As defined by STR, Inc.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021
Occupancy	35.2%	51.5%	55.4%	56.4%	49.7%
ADR	$191.05	$218.86	$228.00	$241.11	$222.94
RevPAR	$67.23	$112.64	$126.39	$136.01	$110.80

Hotel Revenues	$86,788	$148,838	$166,966	$199,038	$601,630
Hotel EBITDA	$387	$35,804	$39,941	$54,130	$130,261
Hotel EBITDA Margin	0.5%	24.1%	23.9%	27.2%	21.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020
Occupancy	57.3%	3.9%	24.6%	28.2%	28.5%
ADR	$231.31	$186.13	$174.31	$184.53	$205.76
RevPAR	$132.65	$7.35	$42.90	$52.05	$58.67

Hotel Revenues	$192,254	$13,749	$56,883	$72,925	$335,812
Hotel EBITDA	$31,255	$(34,716)	$(14,065)	$(2,715)	$(20,242)
Hotel EBITDA Margin	16.4%	(252.5)%	(24.7)%	(3.7)%	(6.0)%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019
Occupancy	76.5%	79.8%	76.4%	73.3%	76.5%
ADR	$239.39	$230.02	$214.56	$225.05	$227.24
RevPAR	$183.24	$183.52	$163.95	$164.91	$173.83

Hotel Revenues	$260,583	$257,067	$223,960	$244,116	$985,726
Hotel EBITDA	$78,092	$76,537	$52,670	$65,617	$272,918
Hotel EBITDA Margin	30.0%	29.8%	23.5%	26.9%	27.7%
1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020, as if all hotels rooms were available for sale. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2021 and 2020, and excludes the NOI guaranty payment at Andaz San Diego.

Xenia Hotels & Resorts, Inc.
Current Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021
Occupancy	35.5%	51.7%	55.4%	56.4%	49.8%
ADR	$192.07	$219.90	$227.97	$241.82	$223.53
RevPAR	$68.13	$113.62	$126.35	$136.31	$111.33

Hotel Revenues	$86,246	$147,334	$163,978	$196,178	$593,736
Hotel EBITDA	$1,254	$36,103	$39,569	$53,918	$130,844
Hotel EBITDA Margin	1.5%	24.5%	24.1%	27.5%	22.0%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020
Occupancy	57.6%	3.9%	24.6%	28.5%	28.6%
ADR	$232.71	$188.48	$175.51	$185.37	$207.04
RevPAR	$134.13	$7.32	$43.14	$52.77	$59.28

Hotel Revenues	$190,389	$13,594	$56,215	$72,515	$332,714
Hotel EBITDA	$32,285	$(33,901)	$(13,269)	$(2,249)	$(17,134)
Hotel EBITDA Margin	17.1%	(249.4)%	(23.6)%	(3.1)%	(5.2)%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019
Occupancy	77.2%	79.8%	76.2%	73.3%	76.6%
ADR	$240.59	$229.57	$214.29	$225.25	$227.44
RevPAR	$185.82	$183.11	$163.28	$165.01	$174.22

Hotel Revenues	$258,796	$252,207	$219,217	$239,980	$970,200
Hotel EBITDA	$79,140	$75,233	$51,481	$64,904	$270,759
Hotel EBITDA Margin	30.6%	29.8%	23.5%	27.1%	27.9%
1."Current Same-Property” reflects all hotels owned as of March 1, 2022 (Kimpton Hotel Monaco Chicago was sold in January 2022), except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020, as if all hotels rooms were available for sale. "Current Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2021 and 2020, and excludes the NOI guaranty payment at Andaz San Diego.

Operations Update
The following includes Current Same-Property operating information for 2021 and January 2022:

	Current Same-Property(1) Portfolio (32 Hotels / 8,868 Rooms)			vs 2019
2021	Occupancy (%)	ADR ($)	RevPAR ($)	Occupancy change in bps	ADR % change	RevPAR % change
January	25.1	172.93	43.46	(4,537)	(25.0)	(73.3)
February	35.0	187.10	65.47	(4,478)	(23.3)	(66.3)
March	46.2	205.87	95.21	(3,542)	(16.4)	(52.7)
1st Quarter	35.5	192.07	68.13	(4,176)	(20.2)	(63.3)
April	49.5	220.88	109.40	(3,230)	(6.9)	(43.6)
May	49.9	221.37	110.45	(2,821)	(5.8)	(39.8)
June	55.6	217.67	121.10	(2,376)	0.6	(29.5)
2nd Quarter	51.7	219.90	113.62	(2,809)	(4.2)	(38.0)
July	59.3	228.25	135.33	(1,894)	9.2	(17.3)
August	52.3	221.60	115.91	(2,390)	6.9	(26.6)
September	54.7	233.96	127.87	(1,943)	2.8	(24.1)
3rd Quarter	55.4	227.97	126.35	(2,077)	6.4	(22.6)
October	58.6	248.45	145.52	(2,207)	2.4	(25.6)
November	58.5	238.97	139.88	(1,547)	6.9	(15.4)
December	52.1	237.48	123.64	(1,309)	15.5	(7.7)
4th Quarter	56.4	241.82	136.31	(1,689)	7.4	(17.4)

FY 2021	49.8	223.53	111.33	(2,679)	(1.7)	(36.1)

2022
January	44.1	233.41	102.92	(2,640)	1.2	(36.7)
1."Current Same-Property” reflects all hotels owned as of March 1, 2022 (Kimpton Hotel Monaco Chicago was sold in January 2022), except for Hyatt Regency Portland at the Oregon Convention Center. "Current Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2021.

Xenia Hotels & Resorts, Inc.
Statistical Data by Property
For the Year Ended December 31, 2021 and 2019

	December 31, 2021			December 31, 2019
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR Change
Andaz Napa	67.1%	$371.99	$249.56	84.6%	$324.55	$274.44	(9.1)%
Andaz San Diego	52.1%	209.82	109.40	83.1%	228.28	189.81	(42.4)%
Andaz Savannah	76.2%	201.51	153.47	79.4%	202.24	160.64	(4.5)%
Bohemian Hotel Celebration, Autograph Collection	58.2%	172.88	100.58	74.1%	185.19	137.24	(26.7)%
Bohemian Hotel Savannah Riverfront, Autograph Collection	79.0%	310.73	245.51	80.7%	267.97	216.24	13.5%
Fairmont Dallas	38.2%	146.53	55.91	72.0%	183.09	131.82	(57.6)%
Fairmont Pittsburgh	53.0%	251.19	133.09	73.2%	247.45	181.20	(26.6)%
Grand Bohemian Hotel Charleston, Autograph Collection	81.5%	362.48	295.39	82.3%	319.67	263.16	12.2%
Grand Bohemian Hotel Mountain Brook, Autograph Collection	78.1%	292.61	228.64	82.8%	253.12	209.62	9.1%
Grand Bohemian Hotel Orlando, Autograph Collection	59.3%	206.66	122.63	78.6%	226.86	178.36	(31.2)%
Hyatt Centric Key West Resort & Spa	85.7%	535.03	458.77	88.5%	392.94	347.80	31.9%
Hyatt Regency Grand Cypress	55.7%	176.44	98.32	78.1%	185.68	144.98	(32.2)%
Hyatt Regency Santa Clara	29.0%	146.09	42.39	81.9%	256.87	210.38	(79.9)%
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch	47.3%	294.26	139.05	72.8%	269.04	195.80	(29.0)%
Kimpton Canary Hotel Santa Barbara	58.9%	458.69	270.10	75.8%	356.73	270.32	(0.1)%
Kimpton Hotel Monaco Chicago	44.7%	192.47	86.05	71.6%	217.38	155.67	(44.7)%
Kimpton Hotel Monaco Denver	50.7%	176.51	89.50	77.0%	207.25	159.50	(43.9)%
Kimpton Hotel Monaco Salt Lake City	49.2%	191.83	94.41	74.7%	197.44	147.52	(36.0)%
Kimpton Hotel Palomar Philadelphia	46.8%	191.51	89.59	83.5%	243.78	203.55	(56.0)%
Kimpton RiverPlace Hotel	53.3%	273.74	145.88	84.7%	249.54	211.37	(31.0)%
Loews New Orleans Hotel	44.3%	175.09	77.60	72.7%	194.70	141.48	(45.1)%
Lorien Hotel & Spa	52.2%	183.58	95.87	80.1%	199.73	159.99	(40.1)%
Marriott Dallas Downtown	54.4%	122.37	66.54	65.4%	197.17	128.88	(48.4)%
Marriott San Francisco Airport Waterfront	42.2%	151.35	63.84	91.0%	244.08	222.13	(71.3)%
Marriott Woodlands Waterway Hotel & Convention Center	57.0%	172.26	98.12	69.9%	206.83	144.64	(32.2)%

Xenia Hotels & Resorts, Inc.
Statistical Data by Property (Continued)
For the Year Ended December 31, 2021 and 2019

	December 31, 2021			December 31, 2019
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR Change
Park Hyatt Aviara Resort, Golf Club & Spa	35.2%	$472.37	$166.49	65.8%	$276.16	$181.69	(8.4)%
Renaissance Atlanta Waverly Hotel & Convention Center	47.7%	149.73	71.48	75.5%	162.39	122.53	(41.7)%
Royal Palms Resort & Spa, The Unbound Collection by Hyatt	57.1%	423.60	242.02	73.6%	316.39	232.91	3.9%
The Ritz-Carlton, Denver	56.0%	338.51	189.47	80.2%	324.02	259.91	(27.1)%
The Ritz-Carlton, Pentagon City	45.1%	220.02	99.32	76.7%	250.65	192.27	(48.3)%
Waldorf Astoria Atlanta Buckhead	52.7%	413.30	217.96	73.9%	347.40	256.65	(15.1)%
Westin Galleria Houston & Westin Oaks Houston at The Galleria	48.2%	187.66	90.52	71.8%	166.46	119.46	(24.2)%
Same-Property Portfolio(1)	49.7%	$222.94	$110.80	76.5%	$227.24	$173.83	(36.3)%
Current Same-Property Portfolio(2)	49.8%	$223.53	$111.33	76.6%	$227.44	$174.22	(36.1)%
Hyatt Regency Portland at the Oregon Convention Center(3)	17.0%	$147.19	$25.05	6.5%	$121.60	$7.90	217.0%
1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center, which commenced operations in late December 2019. "Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and renovation disruption for multiple capital projects during the periods presented.
2."Current Same-Property” reflects all hotels owned as of March 1, 2022 (Kimpton Hotel Monaco Chicago was sold in January 2022), except for Hyatt Regency Portland at the Oregon Convention Center. "Current Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and renovation disruption for multiple capital projects during the periods presented.
3.Hyatt Regency Portland opened in late December 2019 and recommenced operations in May 2021.

Xenia Hotels & Resorts, Inc.
Statistical Data by Property
For the Year Ended December 31, 2021 and 2020

	December 31, 2021			December 31, 2020
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR Change
Andaz Napa	67.1%	$371.99	$249.56	42.8%	$240.40	$102.86	142.6%
Andaz San Diego	52.1%	209.82	109.40	31.1%	189.99	59.10	85.1%
Andaz Savannah	76.2%	201.51	153.47	49.0%	166.31	81.57	88.1%
Bohemian Hotel Celebration, Autograph Collection	58.2%	172.88	100.58	33.2%	175.71	58.35	72.4%
Bohemian Hotel Savannah Riverfront, Autograph Collection	79.0%	310.73	245.51	53.6%	253.01	135.59	81.1%
Fairmont Dallas	38.2%	146.53	55.91	18.4%	176.74	32.52	72.0%
Fairmont Pittsburgh	53.0%	251.19	133.09	25.9%	203.74	52.75	152.3%
Grand Bohemian Hotel Charleston, Autograph Collection	81.5%	362.48	295.39	53.0%	261.87	138.75	112.9%
Grand Bohemian Hotel Mountain Brook, Autograph Collection	78.1%	292.61	228.64	57.3%	235.87	135.20	69.1%
Grand Bohemian Hotel Orlando, Autograph Collection	59.3%	206.66	122.63	37.2%	199.36	74.25	65.2%
Hyatt Centric Key West Resort & Spa	85.7%	535.03	458.77	56.2%	378.28	212.62	115.8%
Hyatt Regency Grand Cypress	55.7%	176.44	98.32	25.9%	188.54	48.78	101.5%
Hyatt Regency Santa Clara	29.0%	146.09	42.39	17.5%	219.81	38.43	10.3%
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch	47.3%	294.26	139.05	28.3%	284.17	80.51	72.7%
Kimpton Canary Hotel Santa Barbara	58.9%	458.69	270.10	38.9%	328.80	127.97	111.1%
Kimpton Hotel Monaco Chicago	44.7%	192.47	86.05	23.2%	132.15	30.66	180.7%
Kimpton Hotel Monaco Denver	50.7%	176.51	89.50	32.5%	144.26	46.95	90.6%
Kimpton Hotel Monaco Salt Lake City	49.2%	191.83	94.41	35.2%	169.43	59.56	58.5%
Kimpton Hotel Palomar Philadelphia	46.8%	191.51	89.59	29.4%	167.78	49.36	81.5%
Kimpton RiverPlace Hotel	53.3%	273.74	145.88	36.9%	204.82	75.68	92.8%
Loews New Orleans Hotel	44.3%	175.09	77.60	26.8%	180.01	48.18	61.1%
Lorien Hotel & Spa	52.2%	183.58	95.87	48.7%	129.14	62.85	52.5%
Marriott Dallas Downtown	54.4%	122.37	66.54	19.5%	174.43	33.98	95.8%
Marriott San Francisco Airport Waterfront	42.2%	151.35	63.84	26.5%	210.33	55.69	14.6%
Marriott Woodlands Waterway Hotel & Convention Center	57.0%	172.26	98.12	30.5%	166.87	50.89	92.8%

Xenia Hotels & Resorts, Inc.
Statistical Data by Property (Continued)
For the Year Ended December 31, 2021 and 2020

	December 31, 2021			December 31, 2020
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR Change
Park Hyatt Aviara Resort, Golf Club & Spa	35.2%	$472.37	$166.49	13.1%	$338.07	$44.40	274.9%
Renaissance Atlanta Waverly Hotel & Convention Center	47.7%	149.73	71.48	29.5%	133.69	39.47	81.1%
Royal Palms Resort & Spa, The Unbound Collection by Hyatt	57.1%	423.60	242.02	37.4%	353.66	132.35	82.9%
The Ritz-Carlton, Denver	56.0%	338.51	189.47	30.8%	288.85	88.90	113.1%
The Ritz-Carlton, Pentagon City	45.1%	220.02	99.32	28.6%	204.88	58.69	69.2%
Waldorf Astoria Atlanta Buckhead	52.7%	413.30	217.96	33.9%	342.05	115.96	88.0%
Westin Galleria Houston & Westin Oaks Houston at The Galleria	48.2%	187.66	90.52	26.3%	155.45	40.95	121.1%
Same-Property Portfolio(1)	49.7%	$222.94	$110.80	28.5%	$205.76	$58.67	88.9%
Current Same-Property Portfolio(2)	49.8%	$223.53	$111.33	28.6%	$207.04	$59.28	87.8%
Hyatt Regency Portland at the Oregon Convention Center(3)	17.0%	$147.19	$25.05	6.2%	$142.60	$8.91	181.2%
1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center, which commenced operations in late December 2019. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020 as if all hotels rooms were available for sale. "Same-Property" also includes disruption from the COVID-19 pandemic in 2020 and 2021 and renovation disruption for multiple capital projects during the periods presented.
2."Current Same-Property” reflects all hotels owned as of March 1, 2022 (Kimpton Hotel Monaco Chicago was sold in January 2022), except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020, as if all hotels rooms were available for sale. "Current Same-Property" also includes disruption from the COVID-19 pandemic in 2020 and 2021 and renovation disruption for multiple capital projects during the periods presented.
3.Hyatt Regency Portland, which opened in late December 2019, suspended operations in March 2020 due to the COVID-19 pandemic and recommenced in May 2021. Metrics shown for the year ending December 31, 2019 only include the period in December where the hotel was owned by the Company. Metrics for the years ending December 31, 2020 and 2021 are for the full year and include periods where operations were temporarily suspended.

Xenia Hotels & Resorts, Inc.
Financial Data by Property
For the Year Ended December 31, 2021 and 2019

	Year Ended December 31, 2021			Year Ended December 31, 2019
	EBITDA ($000s)	EBITDA / Key	EBITDA Margin	EBITDA ($000s)	EBITDA / Key	EBITDA Margin	EBITDA Change	Margin Change
Andaz Napa	$6,476	$45,929	41.0%	$7,383	$52,362	39.7%	(12.3)%	131	bps
Andaz San Diego	691	4,346	7.4%	4,052	25,484	24.1%	(82.9)%	(1,671)	bps
Andaz Savannah	2,753	18,232	28.0%	3,375	22,351	31.0%	(18.4)%	(298)	bps
Bohemian Hotel Celebration, Autograph Collection	1,037	9,017	15.3%	1,814	15,774	20.8%	(42.8)%	(545)	bps
Bohemian Hotel Savannah Riverfront, Autograph Collection	4,041	53,880	34.2%	2,916	38,880	25.9%	38.6%	830	bps
Fairmont Dallas	2,200	4,037	11.4%	14,075	25,826	29.7%	(84.4)%	(1,835)	bps
Fairmont Pittsburgh	2,242	12,119	15.0%	2,909	15,724	13.3%	(22.9)%	170	bps
Grand Bohemian Hotel Charleston, Autograph Collection	2,636	52,720	26.5%	1,825	36,500	20.6%	44.4%	593	bps
Grand Bohemian Hotel Mountain Brook, Autograph Collection	3,875	39,141	27.7%	4,335	43,350	27.9%	(10.6)%	(22)	bps
Grand Bohemian Hotel Orlando, Autograph Collection	5,060	20,486	26.2%	8,938	36,186	32.8%	(43.4)%	(656)	bps
Hyatt Centric Key West Resort & Spa	12,546	104,550	49.3%	9,185	76,542	44.6%	36.6%	469	bps
Hyatt Regency Grand Cypress	13,925	17,875	26.6%	21,143	27,141	25.9%	(34.1)%	70	bps
Hyatt Regency Santa Clara	(2,824)	(5,592)	(23.6)%	18,194	36,028	30.9%	(115.5)%	(5,447)	bps
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch	15,151	30,732	32.4%	23,001	46,655	32.0%	(34.1)%	41	bps
Kimpton Canary Hotel Santa Barbara	4,420	45,567	33.9%	4,107	42,340	25.0%	7.6%	888	bps
Kimpton Hotel Monaco Chicago	(584)	(3,058)	(7.4)%	2,159	11,304	13.9%	(127.0)%	(2,130)	bps
Kimpton Hotel Monaco Denver	1,561	8,259	16.0%	4,693	24,831	24.3%	(66.7)%	(824)	bps
Kimpton Hotel Monaco Salt Lake City	3,079	13,684	28.7%	6,193	27,524	33.1%	(50.3)%	(447)	bps
Kimpton Hotel Palomar Philadelphia	1,137	4,943	12.0%	7,748	33,687	35.9%	(85.3)%	(2,389)	bps
Kimpton RiverPlace Hotel	1,264	14,871	20.0%	2,713	31,918	23.7%	(53.4)%	(368)	bps
Loews New Orleans Hotel	975	3,421	9.7%	4,595	16,123	21.0%	(78.8)%	(1,127)	bps
Lorien Hotel & Spa	757	7,075	13.0%	2,364	22,093	20.2%	(68.0)%	(721)	bps
Marriott Dallas Downtown	2,812	6,760	20.3%	9,843	23,661	36.4%	(71.4)%	(1,609)	bps
Marriott San Francisco Airport Waterfront	940	1,366	4.3%	23,840	34,651	32.2%	(96.1)%	(2,786)	bps
Marriott Woodlands Waterway Hotel & Convention Center	6,341	18,380	29.7%	15,879	46,026	39.3%	(60.1)%	(963)	bps

Xenia Hotels & Resorts, Inc.
Financial Data by Property (Continued)
For the Year Ended December 31, 2021 and 2019

	Year Ended December 31, 2021			Year Ended December 31, 2019
	EBITDA ($000s)	EBITDA / Key	EBITDA Margin	EBITDA ($000s)	EBITDA / Key	EBITDA Margin	EBITDA Change	Margin Change
Park Hyatt Aviara Resort, Golf Club & Spa	$6,688	$20,453	12.0%	$8,558	$26,171	13.5%	(21.9)%	(150)	bps
Renaissance Atlanta Waverly Hotel & Convention Center	6,341	12,148	28.8%	14,536	27,847	34.8%	(56.4)%	(595)	bps
Royal Palms Resort & Spa, The Unbound Collection by Hyatt	6,110	51,345	25.7%	6,748	56,706	25.5%	(9.5)%	22	bps
The Ritz-Carlton, Denver	4,441	21,985	16.4%	7,540	37,327	20.8%	(41.1)%	(447)	bps
The Ritz-Carlton, Pentagon City	131	359	0.7%	9,276	25,414	23.4%	(98.6)%	(2,274)	bps
Waldorf Astoria Atlanta Buckhead	3,504	27,591	23.6%	2,541	20,008	12.6%	37.9%	1,098	bps
Westin Galleria Houston & Westin Oaks Houston at The Galleria	10,535	12,040	25.9%	16,440	18,789	27.4%	(35.9)%	(157)	bps
Same-Property Hotel EBITDA(1)	$130,261	$14,379	21.7%	$272,918	$30,127	27.7%	(52.3)%	(604)	bps
Current Same-Property Hotel EBITDA(2)	$130,844	$14,755	22.0%	$270,759	$30,532	27.9%	(51.7)%	(587)	bps
Hyatt Regency Portland at the Oregon Convention Center(3)	$(3,173)	$(5,288)	(41.8)%	$(338)	$(563)	(341.9)%	(838.8)%	30,007	bps

1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center, which commenced operations in late December 2019. "Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and renovation disruption for multiple capital projects during the periods presented, and excludes the NOI guaranty payment at Andaz San Diego.
2."Current Same-Property” reflects all hotels owned as of March 1, 2022 (Kimpton Hotel Monaco Chicago was sold in January 2022), except for Hyatt Regency Portland at the Oregon Convention Center. "Current Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and renovation disruption for multiple capital projects during the periods presented, and excludes the NOI guaranty payment at Andaz San Diego.
3.Hyatt Regency Portland, which opened in late December 2019, suspended operations in March 2020 due to the COVID-19 pandemic and recommenced in May 2021. Metrics shown for the year ending December 31, 2019 only include the period in December where the hotel was owned by the Company. Metrics for the years ending December 31, 2020 and 2021 are for the full year and include periods where operations were temporarily suspended.

Xenia Hotels & Resorts, Inc.
Financial Data by Property
For the Year Ended December 31, 2021 and 2020

	Year Ended December 31, 2021			Year Ended December 31, 2020
	EBITDA ($000s)	EBITDA / Key	EBITDA Margin	EBITDA ($000s)	EBITDA / Key	EBITDA Margin	EBITDA Change	Margin Change
Andaz Napa	$6,476	$45,929	41.0%	$540	$3,830	8.1%	1,099.3%	3,286	bps
Andaz San Diego	691	4,346	7.4%	(1,846)	(11,610)	(37.0)%	137.4%	4,439	bps
Andaz Savannah	2,753	18,232	28.0%	608	4,026	11.3%	352.8%	1,670	bps
Bohemian Hotel Celebration, Autograph Collection	1,037	9,017	15.3%	(207)	(1,800)	(5.2)%	601.0%	2,054	bps
Bohemian Hotel Savannah Riverfront, Autograph Collection	4,041	53,880	34.2%	1,181	15,747	18.2%	242.2%	1,599	bps
Fairmont Dallas	2,200	4,037	11.4%	(2,810)	(5,156)	(24.5)%	178.3%	3,590	bps
Fairmont Pittsburgh	2,242	12,119	15.0%	(3,158)	(17,070)	(53.3)%	171.0%	6,833	bps
Grand Bohemian Hotel Charleston, Autograph Collection	2,636	52,720	26.5%	68	1,360	1.4%	3,776.5%	2,509	bps
Grand Bohemian Hotel Mountain Brook, Autograph Collection	3,875	39,141	27.7%	982	9,919	11.2%	294.6%	1,656	bps
Grand Bohemian Hotel Orlando, Autograph Collection	5,060	20,486	26.2%	1,602	6,486	13.7%	215.9%	1,252	bps
Hyatt Centric Key West Resort & Spa	12,546	104,550	49.3%	4,718	39,317	37.2%	165.9%	1,209	bps
Hyatt Regency Grand Cypress	13,925	17,875	26.6%	1	1	—%	1,392,400.0%	2,663	bps
Hyatt Regency Santa Clara	(2,824)	(5,592)	(23.6)%	(3,486)	(6,903)	(30.4)%	19.0%	680	bps
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch	15,151	30,732	32.4%	4,319	8,761	15.2%	250.8%	1,726	bps
Kimpton Canary Hotel Santa Barbara	4,420	45,567	33.9%	50	515	0.8%	8,740.0%	3,314	bps
Kimpton Hotel Monaco Chicago	(584)	(3,058)	(7.4)%	(3,107)	(16,267)	(100.3)%	81.2%	9,292	bps
Kimpton Hotel Monaco Denver	1,561	8,259	16.0%	(1,638)	(8,667)	(30.5)%	195.3%	4,650	bps
Kimpton Hotel Monaco Salt Lake City	3,079	13,684	28.7%	1,059	4,707	14.9%	190.7%	1,379	bps
Kimpton Hotel Palomar Philadelphia	1,137	4,943	12.0%	(1,328)	(5,774)	(24.5)%	185.6%	3,647	bps
Kimpton RiverPlace Hotel	1,264	14,871	20.0%	(357)	(4,200)	(9.6)%	454.1%	2,955	bps
Loews New Orleans Hotel	975	3,421	9.7%	(2,038)	(7,151)	(30.4)%	147.8%	4,016	bps
Lorien Hotel & Spa	757	7,075	13.0%	(447)	(4,178)	(11.3)%	269.4%	2,430	bps
Marriott Dallas Downtown	2,812	6,760	20.3%	(419)	(1,007)	(5.4)%	771.1%	2,568	bps
Marriott San Francisco Airport Waterfront	940	1,366	4.3%	(1,902)	(2,765)	(10.2)%	149.4%	1,445	bps
Marriott Woodlands Waterway Hotel & Convention Center	6,341	18,380	29.7%	1,445	4,188	10.6%	338.8%	1,911	bps

Xenia Hotels & Resorts, Inc.
Financial Data by Property (Continued)
For the Year Ended December 31, 2021 and 2020

	Year Ended December 31, 2021			Year Ended December 31, 2020
	EBITDA ($000s)	EBITDA / Key	EBITDA Margin	EBITDA ($000s)	EBITDA / Key	EBITDA Margin	EBITDA Change	Margin Change
Park Hyatt Aviara Resort, Golf Club & Spa	$6,688	$20,453	12.0%	$(6,672)	$(20,404)	(31.1)%	200.2%	4,318	bps
Renaissance Atlanta Waverly Hotel & Convention Center	6,341	12,148	28.8%	1,182	2,264	8.0%	436.5%	2,081	bps
Royal Palms Resort & Spa, The Unbound Collection by Hyatt	6,110	51,345	25.7%	2,132	17,916	16.0%	186.6%	965	bps
The Ritz-Carlton, Denver	4,441	21,985	16.4%	(2,159)	(10,688)	(17.8)%	305.7%	3,419	bps
The Ritz-Carlton, Pentagon City	131	359	0.7%	(4,555)	(12,479)	(40.4)%	102.9%	4,103	bps
Waldorf Astoria Atlanta Buckhead	3,504	27,591	23.6%	(347)	(2,732)	(4.0)%	1,109.8%	2,757	bps
Westin Galleria Houston & Westin Oaks Houston at The Galleria	10,535	12,040	25.9%	(3,653)	(4,175)	(18.1)%	388.4%	4,399	bps
Same-Property Hotel EBITDA(1)	$130,261	$14,379	21.7%	$(20,242)	$(2,234)	(6.0)%	743.5%	2,768	bps
Current Same-Property Hotel EBITDA(2)	$130,844	$14,755	22.0%	$(17,134)	$(1,932)	(5.2)%	863.7%	2,719	bps
Hyatt Regency Portland at the Oregon Convention Center(3)	$(3,173)	$(5,288)	(41.8)%	$(5,663)	$(9,438)	(171.4)%	44.0%	12,953	bps

1."Same-Property” includes all hotels owned as of December 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center, which commenced operations in late December 2019. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020 as if all hotels rooms were available for sale. "Same-Property" also includes disruption from the COVID-19 pandemic in 2020 and 2021 and renovation disruption for multiple capital projects during the periods presented, and excludes the NOI guaranty payment at Andaz San Diego.
2."Current Same-Property” reflects all hotels owned as of March 1, 2022 (Kimpton Hotel Monaco Chicago was sold in January 2022), except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020, as if all hotels rooms were available for sale. "Current Same-Property" also includes disruption from the COVID-19 pandemic in 2020 and 2021 and renovation disruption for multiple capital projects during the periods presented, and excludes the NOI guaranty payment at Andaz San Diego.
3.Hyatt Regency Portland, which opened in late December 2019, suspended operations in March 2020 due to the COVID-19 pandemic and recommenced in May 2021. Metrics shown for the year ending December 31, 2019 only include the period in December where the hotel was owned by the Company. Metrics for the years ending December 31, 2020 and 2021 are for the full year and include periods where operations were temporarily suspended.